CSFB 05-9

Group 1

Pay rules

1.

Pay the NAS Priority Amount to the 1A3

2.

Pay sequentially to the 1A1 and 1A2 until retired

3.

Pay the 1A3 until retired

Notes

Pxing Speed = 300psa

NAS bonds = 1A3 standard 60 mo lockout. (apply shift to both sched and prepays)

NAS Priority = Total 1A3 Balance/Total Non-PO Balance

Settlement = 9/30/05